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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF DREYER'S GRAND ICE CREAM, INC.

                          NAME                                 JURISDICTION
                          ----                                 ------------
 Edy's Grand Ice Cream...................................  California
*Edy's of Illinois, Inc. ................................  Illinois
 Dreyer's International, Inc. ...........................  U.S. Virgin Islands
 Grand Soft Capital Company..............................  California
 Grand Soft Equipment Company............................  Kentucky
  (formerly Polar Express Systems International, Inc.)
 Portofino Company.......................................  California

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* Subsidiary of Edy's Grand Ice Cream